UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2024

COGENT BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38443	46-5308248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Wyman Street, 3rd Floor
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 945-5576

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	COGT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities

On March 21, 2024, Cogent Biosciences, Inc. (the “Company”) entered into exchange agreements (the “Exchange Agreements”) with certain existing stockholders (the “Stockholders”), pursuant to which the Stockholders agreed to exchange an aggregate of 8,300,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for an aggregate of 8,300 shares of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) (the “Exchange”).

On March 21, 2024, in connection with the Exchange, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Certificate of Designations of Preferences, Rights and Limitations of the Series B Non-Voting Convertible Preferred Stock (as amended, the “Certificate of Designation”) to increase the number of authorized shares of Series B Preferred Stock from 12,280 to 20,580. Holders of shares of Series B Preferred Stock are entitled to receive dividends on shares of Series B Preferred Stock equal to, on an as-if-converted-to-Common Stock basis, and in the same form as dividends actually paid on shares of the Common Stock. Except as otherwise required by law, the Series B Preferred Stock does not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Company will not, without the affirmative vote of each of the holders of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, or (b) amend the Certificate of Designation, the Company’s certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Preferred Stock. The Series B Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company.

Following approval by the stockholders of the Company of an increase in the authorized shares of Common Stock at the Company’s 2024 annual meeting of stockholders, each share of Series B Preferred Stock will automatically convert into 1,000 shares of Common Stock, subject to certain limitations, including that a holder of Series B Preferred Stock is prohibited from converting shares of Series B Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 0% and 19.9%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

The Series B Preferred Stock to be issued in connection with the Exchange will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

The Exchange is expected to close on or about March 25, 2024. Following the Exchange, the Company will have 95,613,396 shares of Common Stock outstanding and 20,580 shares of Series B Preferred Stock outstanding, which are convertible into 20,580,000 shares of Common Stock. In addition, following the Exchange, the Company will have 74,465 shares of Series A Preferred Stock outstanding, which are convertible in 18,616,250 shares of Common Stock.

The foregoing description of the Exchange Agreements is not complete and is qualified in its entirety by reference to the full text of the Exchange Agreements in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein. A summary of the rights, preferences and privileges of the Series B Preferred Stock described above does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations of Preferences, Rights and Limitations of the Series B Non-Voting Convertible Preferred Stock, a copy of which is filed as Exhibit 3.1 to our Current Report on Form 8-K filed on February 14, 2024 and is incorporated herein by reference, and by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.2 to this Report and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained above in Item 3.02 of this Report regarding the Certificate of Amendment is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1*	Certificate of Designations of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-38443) filed on February 14, 2024)

3.2	Certificate of Amendment to the Certificate of Designations of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Stock

10.1	Form of Exchange Agreement, dated March 21, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2024	COGENT BIOSCIENCES, INC.

	By:	/s/ Evan Kearns
Evan Kearns Chief Legal Officer